QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

SUBSIDIARIES OF TETRA TECH, INC.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
Ardaman & Associates, Inc.	FLORIDA
Chen-Northern, Inc.	COLORADO
Cosentini Associates, Inc.	NEW YORK
Engineering Management Concepts, Inc.	CALIFORNIA
Evergreen Utility Contractors, Inc.	WASHINGTON
eXpert Wireless Solutions, Inc.	DELAWARE
FHC, Inc.	OKLAHOMA
GeoTrans, Inc.	VIRGINIA
Hartman & Associates, Inc.	FLORIDA
Kansas City Testing Laboratory, Inc.	MISSOURI
KCM International, Inc.	WASHINGTON
KCM, Inc.	WASHINGTON
LAL Corporation	DELAWARE
MFG, INC.	DELAWARE
Nebraska Testing Corporation	NEBRASKA
Rizzo Associates, Inc.	MASSACHUSETTS
Sciences International, Inc.	DELAWARE
SCM Consultants, Inc.	WASHINGTON
SCM Staff Placement Specialist, Inc.	WASHINGTON
SCM Architecture and Planning, PC	OREGON
Tetra Tech Canada Ltd.	ONTARIO, CANADA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Construction Services, Inc.	COLORADO
Tetra Tech Consulting & Remediation, Inc.	DELAWARE
Tetra Tech EM Inc.	DELAWARE
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech FW, Inc.	DELAWARE
Foster Wheeler Environmental Corporation (Mass.)	MASSACHUSETTS
Foster Wheeler Environmental Corporation (Ohio)	DELAWARE
River Corridor Closure, LLC	DELAWARE
Tetra Tech International (BVI) Ltd.	BRITISH V. I.
Tetra Tech Leasing, LLC	DELAWARE
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech RMC, Inc.	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Thomas Group of Companies, Inc.	DELAWARE
Thomas Management Services, LLC	NEW YORK
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, LLC	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
America's Schoolhouse Consulting Services, Inc.	NEW YORK
Vertex Engineering Services, Inc.	MASSACHUSETTS
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen do Brasil, Ltda.	BRAZIL
Whalen Service Corps Inc.	DELAWARE
Whalen/Sentrex LLC	CALIFORNIA

All subsidiaries, other than Tetra Tech Canada Ltd., are wholly-owned, directly or indirectly, by Tetra Tech, Inc.

QuickLinks

SUBSIDIARIES OF TETRA TECH, INC.